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                                                                     EXHIBIT 3.1

                   Amendments to Amended and Restated Bylaws

                      of Catellus Development Corporation


   Section 1.2 of the Amended and Restated Bylaws is amended and restated as follows:

          1.2  Special Meetings.  Special meetings of the stockholders may only
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be called by resolution of the Board or by the chairman of the board or the president, and not by the stockholders. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

   Section 1.8 of the Amended and Restated Bylaws is amended and restated as follows:

          1.8  Action by Consent Without a Meeting.
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          (a) Subject to compliance with the procedures set forth in this
Section 1.8, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated written consent was received in accordance with this Section 1.8, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner prescribed in this Section 1.8. Every written consent shall be revocable by the stockholder by written instrument of revocation delivered to the corporation before the effective date of the action taken. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.

          (b) So long as any of the corporation's securities are listed on the New York Stock Exchange, action by the holders of any class of security so listed may not be taken by consent in writing pursuant to this Section 1.8 except with the prior approval of the New York Stock Exchange, and otherwise in accordance with this Section 1.8. In order that the corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary of the corporation, request the Board to fix a record date. The Board shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action. Every signed written consent shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the
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corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested.

          (c) Material soliciting the written consent of stockholders shall be sent to each stockholder who would be entitled to vote on the action to be taken if such action were being considered at a meeting of stockholders. Such solicitation materials shall include the form of written consent, which shall set forth the action to be taken, and shall otherwise comply with the proxy statement disclosure standards then applicable to the corporation. The solicitation materials shall be deemed duly given when (i) delivered personally,
(ii) sent via facsimile (with receipt confirmed) or (iii) mailed to a stockholder at his address on the corporation's records. The solicitation period, from the date the solicitation materials are first given to stockholders until and including the date by which stockholders must return such written consent, shall be not less than 30 days. Notwithstanding anything to the contrary contained in these by-laws, no action to be taken by written consent may be taken until the expiration of the solicitation period, whether or not the requisite consents have been signed prior to such expiration.

          (d) In the event of the delivery, in the manner provided by this
Section 1.8, to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with this Section 1.8 represent at least the minimum number of votes that would be necessary to take the corporation action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

   Section 2.1 of the Amended and Restated Bylaws is amended and restated as follows:

          2.1  Number, Qualification, Election and Term of Directors.  The
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business of the corporation shall be managed by the Board, which shall consist of eleven directors. The number of directors may only be changed by resolution of a majority of the entire Board, and not by the stockholders, but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of
Section 2.9. As used in these by-laws, the term "entire Board" means the total number of directors which the corporation would have if there were no vacancies on the Board.

   Section 2.10 of the Amended and Restated Bylaws is amended and restated as follows:

          2.10  Vacancies.  Any vacancy in the Board, including one created by
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an increase in the number of directors, may be filled for the unexpired term only by a majority or greater vote of the remaining directors, though less than a quorum, and not by the stockholders (other than at an annual meeting of stockholders).

   Section 2.9 of the Amended and Restated Bylaws is amended and restated as follows:

          2.9  Resignation and Removal of Directors.  Any director may resign at
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any time by delivering his resignation in writing to the president or secretary of the corporation, to take effect at
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the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the directors may be removed at any time, either with or without cause, by vote of the stockholders; provided however, that a vote of a majority of the shares outstanding and entitled to vote shall be required to effect any such removal without cause.

   Section 7.4 of the Amended and Restated Bylaws is amended and restated as follows:

     7.4   Amendments.  By-laws may be amended, repealed or adopted by the
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stockholders or by a majority of the entire Board; provided however, that a vote of a majority of the shares outstanding and entitled to vote shall be required to effect any such amendment by the stockholders.